   As filed with the Securities and Exchange Commission on July 6, 2001

                                                  Registration No. 333-________
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ______________________

                           DATA CRITICAL CORPORATION
            (Exact name of Registrant as specified in its charter)

                           Delaware                                                91-1901482
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

                     19820 North Creek Parkway, Suite 100
                          Bothell, Washington  98011
         (Address of principal executive offices, including zip code)

                 DATA CRITICAL/VITALCOM 1993 STOCK OPTION PLAN
                 DATA CRITICAL/VITALCOM 1996 STOCK OPTION PLAN
                           (Full title of the plan)

                              RICHARD L. EARNEST
                            Chief Executive Officer
                           Data Critical Corporation
                     19820 North Creek Parkway, Suite 100
                          Bothell, Washington  98011
                                (425) 482-7000
(Name, address and telephone number, including area code, of agent for service)

                            ______________________

                                   Copy to:

                               STEPHEN M. GRAHAM
                              MICHAEL C. PETRONIO
                      Orrick, Herrington & Sutcliffe LLP
                         719 Second Avenue, Suite 900
                          Seattle, Washington  98104

                            ______________________

                                                  CALCULATION OF REGISTRATION FEE
  ==================================================================================================================================
                                                                                               Proposed Maximum
             Title of Securities                Number to Be        Proposed Maximum         Aggregate Offering       Amount of
              to Be Registered                 Registered(1)    Offering Price Per Share           Price           Registration Fee
  ----------------------------------------------------------------------------------------------------------------------------------
   Common Stock, $0.001 par value per share,
   subject to outstanding options:

      Data Critical/VitalCom 1993 Stock
      Option Plan...........................       985,755                 $4.893(2)             $4,823,300            $1,206

      Data Critical/VitalCom 1996 Stock
      Option Plan...........................         9,976                  5.776(2)                 57,622                15

   Common Stock, $0.001 par value per share, authorized but unissued under:

      Data Critical/VitalCom 1993 Stock
      Option Plan...........................        25,000                   1.78(3)                 44,500                12

      Data Critical/VitalCom 1996 Stock
      Option Plan...........................        25,000                   1.78(3)                 44,500                12

   Total                                         1,045,731                                        4,969,922             1,245
  ----------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement shall also cover any additional shares of common stock that may become issuable under the 1993 Stock Option Plan or the 1996 Stock Option Plan being registered hereby as a result of any future stock split, stock dividend, recapitalization or similar adjustment effected without the receipt of consideration that results in an increase in the number of outstanding shares of the registrant's common stock.

(2) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, or the Securities Act, the computation is based on the weighted average exercise price per share of the outstanding but unexercised options granted under each plan, the shares subject to which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low sales price of the common stock as reported on the Nasdaq National Market on July 3, 2001.

                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed with the Securities and Exchange Commission, or SEC, are hereby incorporated by reference into this registration statement:

             (a) The registrant's annual report on Form 10-K for the year ended December 31, 2000 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, or Exchange Act, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

             (b) The registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2001;

             (c) The registrant's current reports on Form 8-K filed on January 16, 2001, January 23, 2001, February 9, 2001, February 27, 2001, March 27, 2001,
April 12, 2001, May 2, 2001, June 18, 2001 and June 21, 2001; and

             (d) The registrant's registration statements on Form 8-A filed on October 28, 1999 and July 12, 2000, which contain descriptions of the registrant's common stock and the registrant's Series A Participating Preferred Stock purchase rights.

        All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or that deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into and to be a part of this registration statement, commencing on the respective dates on which such documents are filed.

Item 4. DESCRIPTION OF SECURITIES

        Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        None.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended, or Securities Act. Article VI, Sections 6.1 and 6.2 of the registrant's bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees to the maximum extent permitted by the DGCL. Article XIV of the registrant's certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages to the registrant and its stockholders for breach of the directors' fiduciary duty. This provision in the certificate of incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to a liability for breach of the director's duty of loyalty to the registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The registrant has entered into indemnification agreements with its officers and directors which provide such officers and director with further indemnification to the maximum extent permitted by the DGCL.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

Item 8. EXHIBITS

    Exhibit
    Number                                  Description
--------------- ----------------------------------------------------------------
      5.1 Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered

     10.1        Data Critical/VitalCom 1993 Stock Option Plan

     10.2        Data Critical/VitalCom 1996 Stock Option Plan

     23.1 Consent of Arthur Andersen LLP, independent public accountants (regarding the financial statements of Data Critical Corporation)

     23.2        Consent of Orrick, Herrington & Sutcliffe LLP (included in
                 Exhibit 5.1)

     24.1        Power of Attorney (included in signature page)

Item 9. UNDERTAKINGS

A.      The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bothell, state of Washington, on this 5th day of July, 2001.

                                  DATA CRITICAL CORPORATION


                                       /s/ Richard L. Earnest
                                  ----------------------------------------------
                                  By:  Richard L. Earnest
                                       Chief Executive Officer and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Richard
L. Earnest and Michael E. Singer, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on this 5th day of July, 2001.


                 Signature                                    Title
                 ---------                                    -----

/s/ Richard L. Earnest                    Chief Executive Officer and Director
___________________________________       (Principal Executive Officer)
Richard L. Earnest

/s/ Michael E. Singer                     Executive Vice President, Corporate
___________________________________       Development, Chief Financial Officer
Michael E. Singer                         and Director (Principal Financial
                                          Officer)
/s/ David Albert
___________________________________       Director
David E. Albert, M.D.

/s/ John V. Atanasoff
___________________________________       Director
John V. Atanasoff

/s/ Jeffrey S. Brown
___________________________________       Director
Jeffrey S. Brown

/s/ Frank T. Sample
___________________________________       Director
Frank T. Sample

/s/ David B. Swedlow, M.D.
___________________________________       Director
David B. Swedlow, M.D.

/s/ Elizabeth H. Weatherman
___________________________________       Director
Elizabeth H. Weatherman

                               INDEX TO EXHIBITS


    Exhibit
    Number                                 Description
--------------- ----------------------------------------------------------------
      5.1 Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered

     10.1        Data Critical/VitalCom 1993 Stock Option Plan

     10.2        Data Critical/VitalCom 1996 Stock Option Plan

     23.1 Consent of Arthur Andersen LLP, independent public accountants (regarding the financial statements of Data Critical Corporation)

     23.2        Consent of Orrick, Herrington & Sutcliffe LLP (included in
                 Exhibit 5.1)

     24.1        Power of Attorney (included in signature page)